Exhibit 1.01

AIXTRON SE

Conflict Minerals Report

For the Reporting Period from January 1, 2014 to December 31, 2014

I.                                        Background and Description of Company’s Products Covered by this Report

II.                                   Reasonable Country of Origin Inquiry (RCOI)

III.                              Company’s Due Diligence

IV.                               Company’s Due Diligence Findings and Conclusions

V.                                    Implementation of Strategies to Respond to Identified Risks and Future Steps

I.                                        Background and Description of Company’s Products Covered by this Report

Background

This Conflict Minerals Report of AIXTRON SE (the “Company”, “AIXTRON”, “our” or “we”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2014. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“3TG” and, collectively, the “Conflict Minerals”), that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

This Conflict Minerals Report (the “Report”) has not been audited nor is an independent private sector audit required for this Report under the Rule, the Securities and Exchange Commission (the “SEC”) partial stay of the Rule or existing SEC guidance.

AIXTRON is a leading provider of deposition equipment to the semiconductor industry. The Company`s technology solutions are used by a diverse range of customers worldwide to build advanced components for electronic and optoelectronic applications based on compound, silicon or organic semiconductor materials. Such components are used in displays, signaling, lighting, fiber optic communication systems, wireless and mobile telephony applications, optical and electronic storage devices, computing as well as a range of other leading-edge applications.

In accordance with the Rule, the Company has concluded in good faith that during the year ended December 31, 2014:

•                  The Company has manufactured or contracted to manufacture products (the “Covered Products”) as to which Conflict Minerals are necessary to the functionality or production of its products; and

•                  Based on its reasonable country of origin inquiry, the Company had reason to believe that a portion of its necessary Conflict Minerals originated or may have originated from the Covered Countries and that those minerals may not be solely from recycled or scrap sources.

During the 2014 calendar year, the Covered Products included the following:

Material	Compound Semiconductors	Silicon Semiconductors
System Technology	MOCVD	CVD

	CVD	ALD

	PECVD	MOCVD

Products	Planetary Reactor®	Lynx-iXP CVD

	Closed Coupled Showerhead®	QXP-8300 ALD

	Nano CVD Reactors: BM Series	CRIUS R MOCVD

II.                                   Reasonable Country of Origin Inquiry (RCOI)

AIXTRON conducted a reasonable Country of Origin Inquiry (“RCOI”) for all materials used in its Covered Products. The goal of the RCOI was to determine whether our in-scope Conflict Minerals originated in one of the Covered Countries or came from recycled or scrap sources.

In connection with this inquiry, all suppliers of materials containing Conflict Minerals must be identified and surveyed regarding the source of the Conflict Minerals used in their products sold to AIXTRON. Based on the results and experiences of the review AIXTRON undertook with respect to its due diligence efforts for calendar year 2013, we again identified all materials which had to be reviewed by the responsible personnel of our purchasing and engineering departments for the RCOI with respect to calendar year 2014. The reviews were conducted to determine if the materials contain Conflict Minerals and if the Conflict Minerals were necessary for the functionality or production of the product. If a material was determined to contain Conflict Minerals or if its Conflict Minerals content was uncertain, the material and all its suppliers were included within the scope for the RCOI.

The Electronic Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) is the current industry standard for collecting conflict minerals information within the supply chain and therefore was the chosen tool to obtain sourcing information on the necessary conflict minerals from our direct suppliers.  The Company modeled its survey after version 3.01 of the CMRT for part of the 2014 calendar year, and then adopted version 3.02 of the CMRT following its release on November 7, 2014.

All in scope suppliers were initially contacted with a letter describing the reporting obligations and the CMRT and were asked to support the supply chain due diligence efforts of AIXTRON. For non-responding suppliers, an escalation process was applied. Where necessary, we offered additional support for suppliers that struggled to comply with AIXTRON`s conflict minerals reporting request by providing additional clarifications to such suppliers with respect to the CMRT or the Rule.

Suppliers with implausible or incomplete answers were contacted to achieve a better quality of the answers in the CMRT. In some cases we identified smelters and refiners that may have been misidentified as smelters or refiners by our suppliers, but were reported. Therefore AIXTRON shared its RCOI results with suppliers and asked for additional information on implausible smelters.

A comparison of the feedback for the 2013 and the 2014 surveys revealed that the quality of the information reported by direct suppliers of AIXTRON has improved with respect to the 2014 calendar year. The majority of the smelters and refiners misidentified in 2013 and early in 2014 have been eliminated from the reporting templates by the end of 2014 reporting period. This indicates that the responsible sourcing awareness has increased throughout AIXTRON`s supply chain.

Based on the received responses from our direct suppliers, we had reason to believe that some of our products manufactured or contracted for manufacture during the reporting period contained necessary Conflict Minerals that originated or may have originated in the Covered Countries, and knew or had reason to believe that those necessary Conflict Minerals may not be from recycled or scrap sources.

III.                              Company’s Due Diligence

AIXTRON has implemented a due diligence process for the identification and traceability of the origin of the Conflict Minerals used in AIXTRON`s products which conforms to the framework laid-out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (2013), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Due Diligence Guidance”).

The OECD Due Diligence Guidance defines “Due Diligence” as an ongoing proactive and reactive process through which companies can ensure that they respect human rights and do not contribute to conflicts. The nature and extent of the due diligence that is appropriate will depend on individual circumstances of the enterprise. The guidance introduces a five step framework for a risk based due diligence for responsible sourcing which AIXTRON followed.

OECD Guidance Step 1: Establish strong management systems for conflict minerals supply chain due diligence and reporting compliance.

The first step of the five-step framework is the establishment of a strong company management system.

The integral part of AIXTRON`s management system is the Supplier Code of Conduct (the “Code of Conduct”), available on AIXTRON’s website at http://www.aixtron.com/en/investors/corporate-governance/supplier-code-of-conduct/, expressing the senior management’s expectations that all conflict minerals used in AIXTRON’s products are either from recycled sources or from a “EICC/GeSI Conflict Free Smelter (CFS) program” certified smelter.

The Chief Compliance Officer and the Compliance Department have the responsibility for the implementation and the integration of the Code of Conduct in AIXTRON’s processes. The status of this implementation and integration was reported regularly to the Executive Board and the Audit Committee.

The supplier selection process which is the responsibility of the purchasing department was internally reviewed and as a result of the review, certain changes have been initiated to incorporate conflict free sourcing in the supplier selection process.

OECD Guidance Step 2: Identify and assess risks in the Company’s supply chain.

The second step of the OECD due diligence guidance describes the risk identification and risk assessment in the supply chain. A risk in the context of Conflict Minerals means that a material purchased by AIXTRON and used in one of our products contains a mineral defined as Conflict Mineral that benefited an armed group in a Covered Country.  A risk mitigating measure is a reasonable country of origin assessment and a due diligence of the smelter facility of the Conflict Minerals used in materials identified as containing such Conflict Minerals.

All materials used in AIXTRON tools / products, described in Part I of this Report, were assessed to identify the materials that may contain Conflict Minerals.

If a material was determined to contain Conflict Minerals or if its Conflict Minerals content was uncertain, the material was included within the scope for conflict minerals review. The suppliers of the materials were identified and a CMRT questionnaire with the request to provide reasonable country of origin information for the Conflict Minerals used was sent to the suppliers. Multi-lingual training material and information were also provided to all in scope suppliers.

The responses were reviewed by the compliance department validating the responses.  If necessary, additional information or corrective actions were requested from the suppliers.

Specifically, the information received from manufacturers and suppliers was reviewed against the Conflict-free Sourcing Initiative (“CFSI”) Conflict-Free Smelter list. If correctly completed, each survey identified the smelters and refiners within the solicited supplier or manufacturer’s supply chain. Thus, the Company compared each completed survey against the CFSI Conflict-Free Smelter list to determine whether the smelters or refiners associated with the surveyed supplier or manufacturer qualified as “conflict-free.” The CFSP uses independent third-party auditors to audit the source, including mines of origin and chain of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit. The smelter or refiner is considered “conflict-free” on the CFSI Conflict-Free Smelter list if the audited smelter or refiner adheres to the CFSP’s assessment protocols and the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conflict-free sources. To be compliant with CFSI standards, smelters and refiners must disclose to the auditors the identities or locations of the mines from which they source their Conflict Minerals. The CFSI Conflict-Free Smelter list includes the names, locations and links to conflict minerals policies of all smelters and refiners deemed compliant with the CFSP’s assessment protocols.  The Company worked with individual manufacturers and suppliers that had questions or concerns regarding the survey modeled after the EEIC Conflict Minerals Reporting Template or regarding the Rule. Manufacturers and suppliers that returned surveys that appeared to be incomplete or incorrect were contacted again with a follow-up request to provide the missing information or to correct the inaccuracies.

Other information sources regarding conflict free sourcing were also used, including the TI-CMC (Tungsten Industry — Conflict Minerals Council) and the LBMA (London Bullion Market Association) Good Delivery list.

OECD Guidance Step 3: Design and implement a strategy to respond to identified risks.

The third step of the OECD guidance is the design and implementation of a strategy to respond to the identified risks taking into account the reporting of the identified risk and an adoption of the risk management plan in the organization.

In accordance with part one of the OECD framework (defining a management system), it is established that the recipients of the regular conflict minerals reporting are the Executive Board as well as the Audit Committee as part of the Supervisory Board of AIXTRON. Both recipients are informed on a quarterly basis on the overall progress of the Management System implementation and the feedback status of the suppliers for the country of origin inquiry.

Additionally, the Chief Compliance Officer and the Vice President of Purchasing are recipients of a detailed reporting which covers the progress of the country of origin inquiry and the follow up action that is necessary to receive complete and accurate answers from the suppliers.

The Code of Conduct, which is publicly available on AIXTRON’s website at http://www.aixtron.com/en/investors/corporate-governance/supplier-code-of-conduct/ and was additionally sent to each supplier who received a questionnaire, states that a supplier’s non-compliance or refusal to participate in due diligence regarding conflict minerals will result in a termination of the relationship with the non-compliant supplier by AIXTRON.

Before the termination of the supplier relationship is initiated, AIXTRON offers support to the supplier for the implementation of a due diligence process. The support mostly consists of additional training material and awareness calls or meetings with the suppliers. Some key suppliers were guided to the RCOI process by AIXTRON.  The Company’s risk management plan is ultimately to discontinue doing business with any supplier found to be purchasing the Conflict Minerals, the trading of which directly or indirectly finance or benefit armed groups in the Covered Countries, after attempts at corrective actions are not successful.

In light of the complexity of the Company’s and its suppliers’ supply chains, the Company is currently unable to assess adequately all of the risks in its supply chain. However, the Company has taken and continues to take steps to manage risks, including: engaging with manufacturers and suppliers to obtain current, accurate and complete information about the Company’s supply chains;  encouraging manufacturers and suppliers to implement responsible sourcing and—to the extent that the Company is a downstream company with limited control over smelters and refiners—asking manufacturers and suppliers to encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor and taking part in industry initiatives promoting “conflict-free” supply chains.

OECD Guidance Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices.

Step four of the OECD framework requires an independent third-party audit of the smelter’s/refiner’s due diligence practices.

Due to the Company’s position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of the smelters and refiners that provide its supply chain with the Conflict Minerals contained in the Company’s Covered Products.  AIXTRON did not perform any direct audit of a smelter or refiner. We rely on the audit results published by the CFSI or LBMA to determine if a smelter can be classified as a conflict free smelter or not. AIXTRON is considering joining the EICC to support the audit and transparency efforts of the electronic industry.

OECD Guidance Step 5: Report annually on supply chain due diligence.

The Company has filed with the SEC its specialized disclosure report on Form SD, which includes this Conflict Minerals Report as Exhibit 1.01, for the reporting period from January 1, 2014 to December 31, 2014. In accordance with OECD Guidance and the Rule, the Company has also made these disclosures available on its website at www.aixtron.com.

IV.                               Company’s Due Diligence Findings and Conclusions

After exercising the due diligence described above, the Company was unable to conclusively determine the origin of the Conflict Minerals contained in the Covered Products.

The following table summarizes the products and system technologies that contain Conflict Minerals for which AIXTRON does not have sufficient information to fully determine the countries of origin of the conflict minerals:

Material	Compound Semiconductors	Silicon Semiconductors
System Technology	MOCVD	CVD

	CVD	ALD

	PECVD	MOCVD

Products	Planetary Reactor®	Lynx-iXP CVD

Closed Coupled Showerhead®	QXP-8300 ALD

Nano CVD Reactors: BM Series	CRIUS R MOCVD

However, based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that may have been used to process the 3TG minerals in our products include the refiners and smelters listed in Appendix I below.

V.                                    Implementation of Strategies to Respond to Identified Risks and Future Steps

Going forward, the Company plans to continue to engage with its manufacturers and suppliers to obtain current, accurate and complete information about its supply chains and will continue to improve its due diligence efforts to ensure responsible sourcing in compliance with the Code of Conduct. The Company also intends to continue its engagement with industry programs and groups to encourage the further adoption, improvement and reliability of relevant programs, tools and standards. The Company intends to monitor the performance and efficiency of its due diligence efforts and to establish procedures designed to account for any new risks in the risk management plan.

Additionally, we plan to implement an open reporting system through which employees and third parties will be able to report concerns about potential or actual violations of the Supplier Code of Conduct or concerns relating to responsible sourcing efforts.

Metal	Processing Facility Name	Country of the Facility
Gold	A.L.M.T. Corp.	JAPAN
Gold	Academy Precious Metals (China) Co. LTD	CHINA
Gold	Advanced Chemical Company	UNITED STATES
Gold	Alldyne Powder Technologies	UNITED STATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Alta Group	Unknown
Gold	American Iron and Metal	CANADA
Gold	Aoki Loboratories Ltd.	CHINA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Aurubis,Norddeutsche Affinererie AG	GERMANY
Gold	BALVER ZINN Josef Jost GmbH & Co.KG	GERMANY
Gold	Bejing Tian-Long	CHINA
Gold	Boliden AB	SWEDEN
Gold	Butterworth Smelter	MALAYSIA
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Cabot	UNITED STATES
Gold	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Gold	China Shenzhen Morgan Sputtering Targets & Technology Co.,Ltd.	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	China Tin Smelter Co. Ltd.	CHINA
Gold	CHOFU WORKS	Unknown
Gold	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	CV Serumpun Sebalai	INDONESIA
Gold	CV United Smelting	INDONESIA
Gold	CWB Materials	Unknown
Gold	DaeryungENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Doduco	GERMANY
Gold	Dong-Wo Co., Ltd.	CHINA
Gold	Dowa	JAPAN
Gold	FAGGI ENRICO SPA	Unknown
Gold	Fujian Nanping	CHINA
Gold	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Gold	Global Tungsten & Powders Corp.	UNITED STATES
Gold	H.C. Starck Inc.	UNITED STATES
Gold	H.C. Starck Ltd.	JAPAN
Gold	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heesung Metal Ltd	KOREA, REPUBLIC OF
Gold	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Materials Singapore Pte. Ltd.	SINGAPORE
Gold	Hong-Qiao Co., Ltd.	Unknown
Gold	Huaxi Guangxi Group	Unknown
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	IBF IND Brasileria de Ferroligas Ltda	BRAZIL

Metal	Processing Facility Name	Country of the Facility
Gold	IES Technical Sales	UNITED STATES
Gold	Indonesian Tin Ingot	INDONESIA
Gold	International Wire Group, Inc	Unknown
Gold	Japan New Metals Co., Ltd.	JAPAN
Gold	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Gold	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Gold	Jiangxi Yichun Tantalum & Niobium	CHINA
Gold	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Gold	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennametal Fallon	UNITED STATES
Gold	KIHONG T & G	Unknown
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	KOVOHUTE PRÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Gold	KYOCERO	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Laibin China Tin Smelting Co., Ltd.	CHINA
Gold	LEYBOLD CO.,LTD.	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion Advanced Metals	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Melt Metais e Ligas S/A	BRAZIL
Gold	Metahub Industries Sdn. Bhd.	Unknown
Gold	Metallic Resources Inc	UNITED STATES
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mineraçăo Taboca S.A.	BRAZIL
Gold	Minsur	PERU
Gold	Mitsui Mining and Smelting Co., Ltd.	VIET NAM
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nancang Metal Material Co.,Ltd	Unknown
Gold	Nippon Filler Metals Ltd.	JAPAN
Gold	North American Tungsten	Unknown
Gold	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Gold	NTET, Thailand	THAILAND
Gold	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	Plansee Group,Plansee Holding AG	AUSTRIA
Gold	PT Timah	INDONESIA
Gold	PT Yinchendo Mining Industry	INDONESIA
Gold	Pure Technology	RUSSIAN FEDERATION
Gold	QuantumClean	Unknown
Gold	RADNOR	Unknown
Gold	Rahman Hydrailic Tin Sdn Bhd	MALAYSIA
Gold	Redring Solder (M) Sdn Bhd	MALAYSIA
Gold	Republic Metals Corporation	UNITED STATES
Gold	RFH Tantalum Smeltry Co., Ltd	CHINA
Gold	Richard Stenzhorn GmbH	Unknown

Metal	Processing Facility Name	Country of the Facility
Gold	Royal Canadian Mint	CANADA
Gold	Samhwa Non-Ferrorus Metal ind. Co. Ltd.	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Senju Metal Industry Co., Ltd.	JAPAN
Gold	SGS BOLIVIA S.A.	BOLIVIA
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Gold	Shandong Zhaoyuan Gold Argentine refining company	Unknown
Gold	Shanghai Jiangxi Metals Co. Ltd	CHINA
Gold	Shenmao Technology Inc.	TAIWAN
Gold	Shenzhen New Jin Spring Solder Products Co.	CHINA
Gold	Sincemat Co., Ltd	CHINA
Gold	SIP	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solder Coat Inc.	JAPAN
Gold	TaeguTec	KOREA, REPUBLIC OF
Gold	Taki Chemicals	JAPAN
Gold	Tantalite Resources	SOUTH AFRICA
Gold	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Gold	Telex Metals	UNITED STATES
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	TONGDING METALLIC MATERIAL CO.LTD	Unknown
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Traxys	Unknown
Gold	Uddeholm AB	Unknown
Gold	VQB Mineral and Trading Group JSC	VIET NAM
Gold	Wolfram Company CJSC	RUSSIAN FEDERATION
Gold	Wort Wayne Wire Die	UNITED STATES
Gold	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Gold	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	YTMM	CHINA
Gold	YunXi	CHINA
Tantalum	5N Plus Lubeck GmbH	GERMANY
Tantalum	Britannia Refined Metals Ltd.	UNITED KINGDOM
Tantalum	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Unknown
Tantalum	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tantalum	Chugai Mining	JAPAN
Tantalum	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tantalum	Dae Kil	KOREA, REPUBLIC OF
Tantalum	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Tantalum	ELMET	Unknown
Tantalum	EM Vinto	BOLIVIA
Tantalum	Ferro Corporation	Unknown
Tantalum	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tantalum	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	CHINA
Tantalum	Geib Refining Corp.	UNITED STATES
Tantalum	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tantalum	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tantalum	Golden Egret	CHINA
Tantalum	Grant Manufacturing and Alloying	Unknown

Metal	Processing Facility Name	Country of the Facility
Tantalum	Guangdong Jinding Gold Limited	CHINA
Tantalum	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Hana-High Metal	MALAYSIA
Tantalum	Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.	Unknown
Tantalum	Japan Pure Chemical	JAPAN
Tantalum	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tantalum	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tantalum	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Tantalum	JX Nippon Mining & Metals Co., Ltd	JAPAN
Tantalum	Kai Unita Trade Limited Liability Company	CHINA
Tantalum	Kalas Wire	Unknown
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	La Caridad	Unknown
Tantalum	Materion Advanced Materials Group	UNITED STATES
Tantalum	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Tantalum	Midwest Tungsten Wire Co.	Unknown
Tantalum	Mineraçăo Taboca S.A.	BRAZIL
Tantalum	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tantalum	Nathan Trotter & Co., Inc.	UNITED STATES
Tantalum	Nihon Kagaku Sangyo Co., Ltd.	JAPAN
Tantalum	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Tantalum	Operaciones Metalurgical S.A.	BOLIVIA
Tantalum	Orelec	Unknown
Tantalum	PT Tinindo Inter Nusa	INDONESIA
Tantalum	PX Précinox SA	SWITZERLAND
Tantalum	Schone Edelmetaal	NETHERLANDS
Tantalum	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tantalum	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum	Standard Lubin Sp. Z o.o. (intermediary	POLAND
Tantalum	Super Dragon Technology Co., Ltd.	TAIWAN
Tantalum	Tin Plating Gejiu	CHINA
Tantalum	TUNGALOY CORPORATION	Unknown
Tantalum	Wuxi Middle Treasures Materials	CHINA
Tantalum	Yunnan Copper Industry Co Ltd	CHINA
Tin	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Tin	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin	Alpha	UNITED STATES
Tin	Altlantic Metals	UNITED STATES
Tin	American Iron and Metal	UNITED STATES
Tin	AngloGold Ashanti Córrego do Sítio Mineraçăo	BRAZIL
Tin	ATI Tungsten Materials	UNITED STATES
Tin	Bauer Walser AG	GERMANY
Tin	Best Metals	BRAZIL
Tin	Binhuaxi smelting Co	CHINA

Metal	Processing Facility Name	Country of the Facility
Tin	Chimet S.p.A.	ITALY
Tin	China Golddeal Investment Co Ltd	Unknown
Tin	China Minmetals Corp.	CHINA
Tin	Codelco	CHILE
Tin	Colt Refining	UNITED STATES
Tin	Conghua Tantalum and Niobium Smeltry	CHINA
Tin	Cooper Santa	BRAZIL
Tin	COOPERMETAL - Cooperative Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CTS Industries	Unknown
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Tin	Dowa	JAPAN
Tin	ECHEMEMI ENTERPRISE CORP.(FUTURES EXCHANGE)	TAIWAN
Tin	Eco-System Recycling Co., Ltd.	JAPAN
Tin	E-tech Philippines	PHILIPPINES
Tin	Exotech Inc.	UNITED STATES
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Fuji Metal Mining Corp.	THAILAND
Tin	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tin	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	Gebrueder Kemper GMBH	Unknown
Tin	Gejiu Zili Metallurgy Co.	CHINA
Tin	H.C. Starck Hermsdorf GmbH	GERMANY
Tin	Heraeus Oriental Hitec Co., Ltd.	KOREA, REPUBLIC OF
Tin	Hitachi Ltd.	JAPAN
Tin	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tin	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tin	Ishifuku Metal Industry Co., Ltd.	JAPAN
Tin	Istanbul Gold Refinery	TURKEY
Tin	Jet Process	Unknown
Tin	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tin	Kennecott Utah Copper LLC	UNITED STATES
Tin	King-Tan Tantalum Industry Ltd	CHINA
Tin	KYORITSU GOKIN CO., LTD.	JAPAN
Tin	L’ azurde Company For Jewelry	SAUDI ARABIA
Tin	Lingbao Gold Company Limited	CHINA
Tin	Lingbao Jinyuan Tonghu	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tin	Materials Eco-Refining CO.,LTD	JAPAN
Tin	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tin	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Tin	Metalor Technologies (Suzhou) Ltd.	CHINA

Metal	Processing Facility Name	Country of the Facility
Tin	Metalor Technologies SA	SWITZERLAND
Tin	Met-Mex Peńoles, S.A.	MEXICO
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	MK electron	Unknown
Tin	Molycorp Silmet A.S.	ESTONIA
Tin	Multiple Xin Precision Metal Electroplating Factory	CHINA
Tin	N.E. Chemcat Corporation	JAPAN
Tin	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Tin	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tin	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin	Nihon Genma Mfg. Co. Ltd.	JAPAN
Tin	NingHua XingLuoKeng TungSten Mining Co., LTD	CHINA
Tin	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tin	PAMP SA	SWITZERLAND
Tin	Plansee SE Liezen	AUSTRIA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	Posco	Unknown
Tin	PRECIOUS METAL SALES CORP.	Unknown
Tin	Precious Metal Sales Corp.	Unknown
Tin	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT CITRALOGAM ALPHASEJAHTERA	Unknown
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Indra Eramulti Logam Industri	Unknown
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Metals Indonesia	Unknown
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	Unknown
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	Unknown
Tin	PT Tanloaug Tinah	Unknown

Metal	Processing Facility Name	Country of the Facility
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Pure Technology	Unknown
Tin	QuantumClean	UNITED STATES
Tin	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Tin	Rui Da Hung	TAIWAN
Tin	Sabin Metal Corp.	UNITED STATES
Tin	Samduck Precious Metals	KOREA, REPUBLIC OF
Tin	SEMPSA Joyeria Plateria SA	SPAIN
Tin	Senju Metal Industry Co., Ltd.	JAPAN
Tin	Shandong Tiancheng Biological Gold Industrial Co.,Ltd.	CHINA
Tin	ShangHai YueQiang Metal Products Co. Ltd	CHINA
Tin	Shenzhen Tiancheng Chemical Co. Ltd	CHINA
Tin	Sojitz	JAPAN
Tin	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tin	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin	SuZhou ShenChuang recycling Ltd.	Unknown
Tin	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tin	Tsai Brother industries	Unknown
Tin	Umicore Brasil Ltda	BRAZIL
Tin	White Solder Metalurgia e Mineraçăo Ltda.	BRAZIL
Tin	Wogen	Unknown
Tin	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tin	Xihai	CHINA
Tin	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Tin	Yantai Zhaojin Kanfort Precious Metals Co. Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A&M Minerals Limited	UNITED KINGDOM
Tungsten	Aida Chemical Industries Co. Ltd.	JAPAN
Tungsten	Asarco	UNITED STATES
Tungsten	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Tungsten	Chalco Yunnan Copper Co. Ltd	Unknown
Tungsten	ChangChun up-optech	Unknown
Tungsten	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	China Steel Corporation	Unknown
Tungsten	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Tungsten	Fenix Metals	POLAND
Tungsten	Funsur	BRAZIL
Tungsten	Furukawa Electric	JAPAN
Tungsten	Gannon & Scott	UNITED STATES
Tungsten	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W and Mo Company	CHINA
Tungsten	GEJIU YUNXIN COLORED ELECTROLYTIC CO.,LTD	CHINA
Tungsten	Global Advanced Metals Aizu	JAPAN
Tungsten	Gold Bell Group	CHINA
Tungsten	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tungsten	Guangxi Huaxi Group Limited	Unknown
Tungsten	H.C. Starck GmbH Goslar	GERMANY
Tungsten	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Metal	Processing Facility Name	Country of the Facility
Tungsten	Hong Da qiu	Unknown
Tungsten	Hua Eng Wire & Cable Co. Ltd.	TAIWAN
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Tungsten	Japan Mint	JAPAN
Tungsten	Jau Janq Enterprise Co. Ltd.	MALAYSIA
Tungsten	Jean Goldschmidt International	BELGIUM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Copper Company Limited	CHINA
Tungsten	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Nanshan	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Kanfort Industrial (Yantai) Co. Ltd.	CHINA
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tungsten	Korea Metal Co. Ltd	Unknown
Tungsten	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tungsten	LSM Brasil S.A.	BRAZIL
Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tungsten	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tungsten	Nihon Material Co. LTD	JAPAN
Tungsten	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”	RUSSIAN FEDERATION
Tungsten	Senju Metal Industry Co., Ltd.	MALAYSIA
Tungsten	Soft Metais, Ltda.	BRAZIL
Tungsten	Sundwigger Messingwerk	Unknown
Tungsten	Triumph Northwest	Unknown
Tungsten	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Tungsten	United Precious Metal Refining, Inc.	UNITED STATES
Tungsten	Unvertical International(Suzhou)Co.,Ltd	Unknown
Tungsten	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tungsten	Westfalenzinn	Unknown
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	CHINA
Tungsten	Yunnan Metallurgical Group Co.,Ltd	Unknown